Exhibit 4.5

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE #	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED MAY __, 2020 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW SODALI LLC, THE INFORMATION AGENT, (800) 662-5200 (TOLL FREE) OR STLY.info@investor.morrowsodali.com.

HG Holdings, Inc.

(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to purchase

1.30462367 shares of Common Stock of HG Holdings, Inc.

Subscription Price: $TBD per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 19, 2020,

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights set forth above. Each subscription right entitles the holder thereof to subscribe for and purchase 1.30462367 shares of Common Stock of HG Holdings, Inc., a Delaware corporation, pursuant to the basic subscription right, on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of HG Holdings, Inc. Subscription Rights Certificate” accompanying this Rights Certificate. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional shares that remain unsubscribed, subject to proration and stock ownership limitations, as described in the Prospectus pursuant to the over-subscription privilege. The subscription rights may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price. If the subscriber attempts to exercise its over-subscription privilege and the Company is unable to issue the subscriber the full number of shares requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. THE RIGHTS EVIDENCED BY NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

This Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the seal of HG Holdings, Inc. and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED: Continental Stock Transfer & Trust Company

By:		By:
Chief Executive Officer

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The undersigned hereby represents, in connection with this election, that the undersigned is not a resident of Arizona, California or Ohio. You are required initially to pay for both the shares subscribed for pursuant to the basic subscription right and the over-subscription privilege. To subscribe for shares pursuant to your basic subscription right, please complete lines (a) and (c) below. To subscribe for additional units pursuant to your over-subscription privilege, please also complete line (b). [To elect not to apply excess payments to the over-subscription privilege, check line (c).]

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$0.65	=	$
	Number of Shares		Subscription Price		Payment enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your basic subscription right in full, you may subscribe for additional units pursuant to your over-subscription privilege

Over Subscription Privilege:		X	$0.65	=	$
	Number of Shares		Subscription Price		Payment enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $

METHOD OF PAYMENT:      ☐     Cashier’s check, certified check or wire transfer drawn on or from a U.S. Bank payable to “Continental Stock Transfer & Trust Company, as subscription agent for HG Holdings, Inc.”

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY IN A REPRESENTATIVE CAPACITY (E.G., AS AN OFFICER OR FIDUCIARY) YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ONLINE AT WWW.STAI.ORG

Signature(s) of Subscriber(s)

Names(s):

Capacity (Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

 Return this statement to:

Continental Stock Transfer & Trust Company

1 State Street- 30th Floor

New York, NY 10004